Exhibit 10.5

Teledyne Technologies Incorporated
Performance Share Plan
(under the 2014 Incentive Award Plan)

Summary Plan Description for Canadian Participants

February 17, 2015

This document constitutes part of a Prospectus covering securities registered under the Securities Act of 1933. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Plan Concept

The Performance Share Plan (PSP) is designed to reward executives and senior managers (“Participants”) of Teledyne Technologies Incorporated and its subsidiaries for the achievement of the following pre-specified goals, measured over a three-year period:

Three-year aggregate operating profit
Three-year aggregate revenue
Three-year aggregate return to shareholders

Awards will be based on the goals of the corporation for all Participants.

Eligibility and Participation

Eligibility for this Plan is intended to be restricted to Participants whose actions most directly affect the long-term success of the Company. For each three-year award, participation will be determined based on nomination by the Chief Executive Officer and approval by the Personnel and Compensation Committee of the Company’s Board of Directors. The award is based on a stated percent of a Participant’s annual base salary. Participation in one cycle does not guarantee participation in any subsequent cycle.

Calculation of Targeted Performance Share Award

Awards will be denominated in shares of the Company’s Common Stock during the Performance Period, with the Targeted Performance Share Award calculated according to the following formula:

Base Salary	x Target Opportunity /	Average Stock Price on the =	Target
Beginning of	As a Percent of Salary	Day Committee approves	Number of
Performance Period		new PSP Three-Year Program	Shares
			Awarded

Salary Rate:	$150,000
Target Percent	100%
Stock Price:	$100

The Targeted Performance Share Award would be calculated as follows:

Shares
Base Salary	$150,000
X Target Percent:	X 100%
/ Stock Price	/ $100
	= 1,500 shares

The Personnel and Compensation Committee shall have full power to revise and adjust the Targeted Performance Share Award for a three-year cycle and the positions eligible to participate in the Plan at any time during the three-year performance period.

In the event there are insufficient shares available for issuance under the Company’s equity incentive plans, payments may be made in cash in lieu of shares.

Performance Period

Performance will be measured over three fiscal years of the Company, with a new three-year Performance Period established every three years.

Performance Measurement

Performance will be measured based on the aggregate results over the three year Performance Period at the corporate level for all participants and will be based on the following performance measures:

· Three-Year Aggregate Operating Profit - 40%
· Three-Year Aggregate Revenue - 30%
· Three-Year Aggregate Return to Shareholders - 30%

The Russell 2000 Index, in which Teledyne Technologies is included, will be used as the benchmark for return to shareholders.

At the beginning of each Performance Period, a matrix will be established and submitted for approval by the Personnel and Compensation Committee. This matrix will be used to determine the Performance Shares Award the Participant is entitled to, subject to a maximum Award of 200 percent of the “Target Opportunity”.

Non-Transferability

Performance Share Awards are non-transferable.

Form of Payment

Payments from the PSP to Canadian participants will be in the form of shares of the Company’s Common Stock. Payments will be made over a three-year period at the sole discretion of the Committee. All payments will be made no later than December 31 of the third year following the end of the Performance Period. For example, for the 2012 to 2014 Performance Period, 1/3 of the fully determined PSP Award would be paid in each of 2015, 2016 and 2017 (subject to the discussion below on Termination of Employment).

Termination of Employment

If a Participant terminates his or her employment because of retirement or disability, such Participant’s PSP participation will be prorated based on the number of full months of employment, divided by 36. Awards will be paid at the same time as Awards are paid to active Participants. Whether the termination was because of retirement will be determined by the Company in its discretion.

If a Participant terminates his or her employment for any reason other than retirement, or if the Company terminates the Participant’s employment for any reason (including, without restriction, with just cause, without just cause, or due to a constructive termination), the current cycle’s incentive and any prior cycle’s installment payment or payments will be forfeited effective immediately upon such termination, unless deemed otherwise by the Personnel and Compensation Committee. For clarity, for the purposes of the PSP, the date of such termination of employment shall be the date upon which the Participant’s employment actually terminated without regard to any period of notice of termination of employment to which the Participant may be entitled.

Change of Control

In the event of a change in control, a Participant’s performance share plan participation will be pro-rated based on the number of full months of employment during the cycle, divided by 36. On a change in control, awards are paid thirty days following the change in control event.

Canadian Federal Tax Consequences

A Canadian Participant that is granted an Award under the Plan will not be subject to Canadian federal income tax in respect of the Award until the applicable installment is paid during the three-year period following the completion of the Performance Cycle. For Canadian federal income tax purposes, the full value of a Participant’s installment payment (i.e., the value of any shares received by the Participant) is taxable as additional employment remuneration at ordinary income tax rates in the year in which it is received.

The Company is required to withhold Canadian federal income tax and source deductions (i.e., Canada Pension Plan and Employment Insurance) at the time it makes any installment payment of the Award. The Company may require that Participants pay a sufficient amount to the Company at that time to permit the Company to satisfy its tax withholding obligations or the Company may permit the Participant to elect to reduce the number of shares issuable to such Participant to cover taxes that may be due.

The Company urges each Participant to consult with their own personal tax advisor with respect to the application of the relevant Canadian income tax laws to their personal circumstances, changes in these laws, and the possible effect of other taxes.

Additional Information

WHERE YOU CAN FIND MORE Information

As required by the U. S. Securities and Exchange Commission (“SEC”), the Company has filed a Registration Statement on Form S-8 relating to the 2014 Incentive Award Plan. The Registration Statements incorporate by reference certain other documents that the Company files with the SEC. Those documents are also incorporated by reference into the prospectus relating to the Incentive Plan that meet the requirements of Section 10(a) of the Securities Act of 1933, as amended. This Information Statement is a part of the Section 10(a) prospectus. This means that the Company can disclose important information to you by referring you to the documents incorporated by reference. The information incorporated by reference is an important part of the Section 10(a) prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. This information from time to time includes statements about the risks and challenges that the Company faces, including the risks associated with an investment in the Common Stock.

By writing or telephoning the Office of the Executive Vice President, General Counsel and Secretary of the Company, you may request a free copy of:

•	the 2014 Incentive Award Plan,

•

•	the documents incorporated by reference into the Registration Statement and the Section 10(a) prospectus (other than certain exhibits),

•

•	all previously furnished Incentive Plan information documents that constitute part of the Section 10(a) prospectus, and

•

•	the Company's Annual Report to Stockholders for its latest fiscal year.

You should direct your request to:

Melanie S. Cibik
Senior Vice President, General Counsel
and Secretary
Teledyne Technologies Incorporated
1049 Camino Dos Rios
Thousand Oaks, CA 91360

Telephone: 805-373-4605
Facsimile: 805-373-4610

Or

S. Paul Sassalos
Associate General Counsel and Assistant Secretary
Teledyne Technologies Incorporated
1049 Camino Dos Rios

Thousand Oaks, CA 91360

Telephone: 805-373-4604
Facsimile: 805-373-4610